UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2023

ALTA EQUIPMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38864	83-2583782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13211 Merriman Road

Livonia, Michigan 48150

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (248) 449-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ALTG	The New York Stock Exchange
Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share	ALTG PRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.*

On July 25, 2023, Alta Equipment Group Inc. (“Alta” or the “Company”) issued a press release announcing the closing of the Secondary Offering (as defined below). A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01 Other Events.

On July 20, 2023, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with D.A. Davidson & Co. and B. Riley Securities, Inc., as the representatives of the underwriters (the “Representatives”), and BRF Investments, LLC (the “Selling Stockholder”), relating to an underwritten secondary offering (the “Secondary Offering”) of 2,200,000 shares (the “Offered Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”). The Secondary Offering was made pursuant to the Company’s resale shelf registration statement, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2020 and initially declared effective on April 3, 2020, as amended by Post-Effective Amendment No. 1, filed with the SEC on July 1, 2021 and declared effective on July 12, 2021. The Selling Stockholder also granted the Representatives a 30-day option to purchase up to 330,000 additional shares of Common Stock. All of the shares of Common Stock were sold by the Selling Stockholder and the Company did not issue any new shares of Common Stock in connection with the Secondary Offering. The price to the public in the Secondary Offering is $16.25 per share and pursuant to the Underwriting Agreement, the Representatives have agreed to purchase the Shares from the Selling Stockholder at a price of $15.4375 per share. The Selling Stockholder is an affiliate of B. Riley Securities, Inc.

The Underwriting Agreement contains customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company, the Selling Stockholder and the Representatives against certain liabilities and customary contribution provisions in respect of those liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein.

On July 25, 2023, the Selling Stockholder completed the sale of the Offered Shares. The Selling Stockholder received net proceeds of approximately $34.0 million, after deducting the estimated offering expenses payable by the Company and the Representatives’ discounts and commissions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 20, 2023, by and among the Company, the Representatives and the Selling Stockholder
99.1*	Press Release, dated July 25, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA EQUIPMENT GROUP INC.

Dated: July 25, 2023	By:	/s/ Ryan Greenawalt
Name: Ryan Greenawalt
Title: Chief Executive Officer